Exhibit (a)(4)

NEWCAL CORPORATION.
Offer To Purchase
All of the Outstanding Shares of Common Stock, No Par Value
of
CALPROP CORPORATION.

THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT. NEW YORK CITY TIME, ON THURSDAY, APRIL 21, 2005, UNLESS EXTENDED BY NEWCAL CORPORATION. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE TENDER OFFER.

To Our Clients:

     Enclosed for your consideration is an Offer To Purchase, dated March 25, 2005 (as the same may be amended or supplemented from time to time, the “Offer To Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the tender offer (the “Offer”) of NewCal Corporation (“Purchaser”) to purchase all of the outstanding shares (the “Shares”) of common stock, no par value, of Calprop Corporation (“Calprop”) in accordance with the terms and subject to the conditions described in the Offer To Purchase and the Letter of Transmittal.

     Calprop shares who cannot deliver all required documents to the depositing for the Offer on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 8 of the Offer To Purchase. See Instruction 2.

     This material is being forwarded to you as the owner of Calprop Shares carried by us in your account but not registered in your name. A tender of such Shares may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer To Purchase and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Shares on your behalf in accordance with the provisions of the Offer. Any Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1. The Offer is for any and all Shares of Calprop. By tendering your Shares, you will be deemed to have accepted them terms of the Offer.

     2. Any transfer taxes incident to the transfer of Shares from the holder to the Purchaser will be paid by the Purchaser, except as otherwise provided in the Letter of Transmittal.

     3. The Offer expires at 12:00 midnight., New York City time, on Thursday, April 21, 2005, unless extended by Purchaser.

     If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Shares held by us and registered in our name for your account or benefit.

INSTRUCTIONS WITH RESPECT TO
THE TENDER OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Tender Offer made by NewCal Corporation with respect to the outstanding shares of common stock, no par value issued by Calprop Corporation.

     This will instruct you to tender the Shares held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer To Purchase and the related Letter of Transmittal.

     Please tender the Shares held by you for my account as indicated below:

Aggregate Principal Amount of Shares

r	Please do not tender any Shares held by you for my account.

Dated:	,
2005

Signature(s)

Please print name(s) here

(Address)

(Area Code and Telephone Number)

Tax Indemnification or Social Security No(s).

     None of the Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Shares held by us for your account.